EXHIBIT 99.1

3D Systems Reports Fourth Quarter and  Full Year 2017 Financial Results

ROCK HILL, S.C., March 14, 2018 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today its financial results for the fourth quarter and full year ended December 31, 2017.

For the fourth quarter of 2017, the company reported seven percent revenue growth to $177.3 million compared to $165.9 million in the fourth quarter of the previous year. The company reported a fourth quarter GAAP loss of $0.08 per share compared to earnings of $0.05 per share in the prior year, and non-GAAP earnings of $0.05 per share compared to non-GAAP earnings of $0.15 per share in the fourth quarter of 2016.

“We are pleased with the growth in revenue driven by healthcare, materials, software and on demand manufacturing, as well as more balanced regional execution experienced in the fourth quarter,” commented Vyomesh Joshi (VJ), chief executive officer, 3D Systems. “While we still have work to do, we made significant progress last year, and we believe our investments in go-to-market combined with improved processes and better execution have started to show returns and position the company well going forward.”

Demand across categories fueled growth during the fourth quarter, driven by strong execution in EMEA and improved execution in the Americas and Asia. The company reported revenue growth in healthcare, materials, software and on demand manufacturing as well as higher printer unit sales in the fourth quarter.

The company reported gross profit margin of 48.2 percent for the fourth quarter of 2017 compared to 50.0 percent in the fourth quarter of the prior year. Gross profit cost reduction initiatives in 2017 were offset by additional investments in services and on demand manufacturing.

For the fourth quarter of 2017, operating expenses were $91.2 million compared to $78.8 million in the prior year period. SG&A expenses increased 18 percent to $68.2 million, which included continued investment in go-to-market and IT transformation. R&D expenses increased nine percent over the fourth quarter of 2016 to $23.0 million, including continued investments in support of several new products the company unveiled in November 2017, which are planned to be commercially available over the coming months.

”We continued our strategic investments in organizational and operational improvements which we believe are critical for long term success,” commented John McMullen, executive vice president and chief financial officer. “We made progress in many areas this year, from better analytics, processes and operational cadence to IT infrastructure and supply chain optimization. We continue to be focused on the decisions and actions needed to drive appropriate cost structure, while at the same time, positioning the company for long term growth.”

During the quarter, the company generated $8.2 million of cash from operations and ended the quarter with $136.3 million of cash on hand.

For the full year 2017, revenue increased two percent to $646.1 million compared to $633.0 million in 2016. The company reported a GAAP loss of $0.59 per share for the full year 2017 compared to a loss of $0.35 per share in the prior year, and reported a non-GAAP loss of $0.02 per share for the full year 2017 compared to a non-GAAP earnings of $0.46 per share in 2016.

“We made significant progress in 2017 to stabilize and turn around the company, and we put in place the foundation for scalable growth. This is a multi-year transformation process, but we are pleased with the progress we have made thus far to position the company for long-term growth and profitability. We are focused on execution, driving operational efficiencies and bringing our new innovative and disruptive products to market to drive the shift to 3D production,” concluded Joshi.

Q4 2017 Conference Call and Webcast
The company expects to file its Form 10-K for the twelve months ended December 31, 2017 with the Securities and Exchange Commission on March 14, 2018. 3D Systems plans to hold a conference call and simultaneous webcast to discuss these results on Wednesday, March 14, 2018, at 4:30 p.m. Eastern Time.

Date: Wednesday, March 14, 2018
Time: 4:30 p.m. Eastern Time
Listen via Internet: www.3dsystems.com/investor
Participate via telephone:

Within the U.S.:  1-877-407-8291
Outside the U.S.:  1-201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology.  Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

Presentation of Information in This Press Release
To facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on its financial results, the company reported non-GAAP measures excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, stock-based compensation expense, litigation settlements and charges related to strategic decisions and portfolio realignment. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems
3D Systems provides comprehensive 3D products and services, including 3D printers, print materials, on-demand manufacturing services and digital design tools. Its ecosystem supports advanced applications from the product design shop to the factory floor to the operating room. 3D Systems’ precision healthcare capabilities include simulation, Virtual Surgical Planning, and printing of medical and dental devices as well as patient-specific surgical instruments. As the originator of 3D printing and a shaper of future 3D solutions, 3D Systems has spent its 30 year history enabling professionals and companies to optimize their designs, transform their workflows, bring innovative products to market and drive new business models.

More information on the company is available at www.3dsystems.com

Tables Follow

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
December 31, 2017 and 2016

	December 31,	December 31,
(in thousands, except par value)	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$136,344	$184,947
Accounts receivable, net of reserves — $10,258 (2017) and $12,920 (2016)	129,879	127,114
Inventories	103,903	103,331
Insurance proceeds receivable [1]	50,000	—
Prepaid expenses and other current assets	18,296	17,558
Total current assets	438,422	432,950
Property and equipment, net	97,521	79,978
Intangible assets, net	98,783	121,501
Goodwill	230,882	181,230
Long term deferred income tax asset	4,020	8,123
Other assets, net	27,136	25,371
Total assets	$896,764	$849,153
LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$644	$572
Accounts payable	55,607	40,514
Accrued and other liabilities	65,899	55,187
Accrued litigation settlement [1]	50,000	—
Customer deposits	5,765	5,857
Deferred revenue	29,214	28,275
Total current liabilities	207,129	130,405
Long term portion of capitalized lease obligations	7,078	7,587
Long term deferred income tax liability	8,983	17,601
Other liabilities	48,754	57,988
Total liabilities	271,944	213,581
Redeemable noncontrolling interests	8,872	8,872
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 117,025 (2017) and 115,113 (2016)	115	115
Additional paid-in capital	1,326,250	1,307,428
Treasury stock, at cost — 2,219 shares (2017) and 1,498 shares (2016)	(8,203)	(2,658)
Accumulated deficit	(677,772)	(621,787)
Accumulated other comprehensive loss	(21,536)	(53,225)
Total 3D Systems Corporation stockholders' equity	618,854	629,873
Noncontrolling interests	(2,906)	(3,173)
Total stockholders’ equity	615,948	626,700
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$896,764	$849,153

[1] The Company recorded a current liability and an offsetting insurance proceeds receivable related to an agreed upon $50,000 settlement in connection with the Company's securities litigation.

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Quarter and Full Year Ended December 31, 2017 and 2016

	Quarter Ended December 31,		Full Year Ended December 31,
(in thousands, except per share amounts)	2017	2016	2017	2016
Revenue:
Products	$102,349	$99,977	$379,126	$380,383
Services	74,915	65,960	266,943	252,582
Total revenue	177,264	165,937	646,069	632,965
Cost of sales:
Products	52,758	48,746	203,527	195,428
Services	39,048	34,301	137,703	127,786
Total cost of sales	91,806	83,047	341,230	323,214
Gross profit	85,458	82,890	304,839	309,751
Operating expenses:
Selling, general and administrative	68,195	57,767	264,185	259,776
Research and development	22,966	21,050	94,627	88,395
Total operating expenses	91,161	78,817	358,812	348,171
Income (loss) from operations	(5,703)	4,073	(53,973)	(38,420)
Interest and other expense, net	(3,425)	(102)	(3,548)	(1,392)
Income (loss) before income taxes	(9,128)	3,971	(57,521)	(39,812)
Provision (benefit) for income taxes	971	(1,212)	7,802	(547)
Net income (loss)	(10,099)	5,183	(65,323)	(39,265)
Less: net income (loss) attributable to noncontrolling interests	35	(47)	868	(846)
Net income (loss) attributable to 3D Systems Corporation	$(10,134)	$5,230	$(66,191)	$(38,419)

Net income (loss) per share available to 3D Systems Corporation common stockholders — basic and diluted	$(0.08)	$0.05	$(0.59)	$(0.35)

Other comprehensive income (loss):
Pension adjustments, net of taxes	$325	$(956)	$220	$(902)
Gain on liquidation of non-US entity	—	288	—	288
Foreign currency translation gain (loss)	5,943	(18,525)	31,728	(12,958)
Total other comprehensive income (loss)	6,268	(19,193)	31,948	(13,572)
Less foreign currency translation gain attributable to noncontrolling interests	98	37	259	105
Other comprehensive income (loss) attributable to 3D Systems Corporation	6,170	(19,230)	31,689	(13,677)

Comprehensive loss	(3,831)	(14,010)	(33,375)	(52,837)
Less comprehensive income (loss) attributable to noncontrolling interests	133	(10)	1,127	(741)
Comprehensive loss attributable to 3D Systems Corporation	$(3,964)	$(14,000)	$(34,502)	$(52,096)

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
Full Year Ended December 31, 2017 and 2016

	Full Year Ended December 31,
(In thousands)	2017	2016
Cash flows from operating activities:
Net loss	$(65,323)	$(39,265)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	62,041	60,535
Stock-based compensation	27,260	31,295
Lower of cost or market adjustment	12,883	11,053
Impairment of assets	2,427	8,618
Provision for bad debts	1,051	1,552
Benefit of deferred income taxes	(5,567)	(6,566)
(Gain) loss on the disposition of property and equipment	—	1,465
Changes in operating accounts, net of acquisitions:
Accounts receivable	3,987	26,255
Inventories	(17,716)	(20,656)
Prepaid expenses and other current assets	(49,834)	(3,895)
Accounts payable	12,448	(4,975)
Accrued and other current liabilities	50,209	(7,670)
All other operating activities	(7,925)	(265)
Net cash provided by operating activities	25,941	57,481
Cash flows from investing activities:
Cash paid for acquisitions, net of cash assumed	(34,291)	—
Purchases of property and equipment	(30,881)	(16,567)
Additions to license and patent costs	(1,159)	(1,132)
Proceeds from disposition of property and equipment	273	350
Purchase of noncontrolling interest	(2,250)	(3,533)
Other investing activities	(2,351)	(1,000)
Net cash used in investing activities	(70,659)	(21,882)
Cash flows from financing activities:
Payments related to net-share settlement of stock-based compensation	(5,545)	(2,871)
Payments on earnout consideration	(3,206)	—
Repayment of capital lease obligations	(437)	(1,055)
Net cash used in financing activities	(9,188)	(3,926)
Effect of exchange rate changes on cash and cash equivalents	5,303	(2,369)
Net increase (decrease) in cash and cash equivalents	(48,603)	29,304
Cash and cash equivalents at the beginning of the period	184,947	155,643
Cash and cash equivalents at the end of the period	$136,344	$184,947

3D Systems Corporation
Schedule 1
Income (Loss) Per Share
Quarter and Full Year Ended December 31, 2017 and 2016

	Quarter Ended December 31,		Full Year Ended December 31,
(in thousands, except per share amounts)	2017	2016	2017	2016
Numerator for basic and diluted net income (loss) per share:
Net income (loss) attributable to 3D Systems Corporation	$(10,134)	$5,230	$(66,191)	$(38,419)

Denominator for basic and diluted net loss per share:
Weighted average shares for basic net earnings per share	111,817	111,174	111,554	111,189
Add effect of dilutive securities [1]	—	4,019	—	—
Weighted average shares for diluted net earnings per share	111,817	115,193	111,554	111,189

Earnings per share:
Basic earnings (loss) per share	$(0.08)	$0.05	$(0.59)	$(0.35)
Diluted earnings (loss) per share	$(0.08)	$0.05	$(0.59)	$(0.35)

[1] For periods resulting in a net loss, the effect of dilutive securities, including non-vested stock options, restricted stock awards and RSUs, were excluded from the denominator for the calculation of diluted net loss per share because their inclusion would be anti-dilutive.

3D Systems Corporation
Schedule 2
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter and Full Year Ended December 31, 2017 and 2016

	Quarter Ended December 31,		Full Year Ended December 31,
($ in millions, except per share amounts)	2017	2016	2017	2016
GAAP Net income (loss) attributable to 3D Systems Corporation	$(10.1)	$5.2	$(66.2)	$(38.4)
Adjustments:
Amortization, stock-based compensation & other [1]	15.1	12.7	62.9	78.3
Legal and acquisition-related [2]	(1.4)	—	(0.1)	4.5
Portfolio restructuring [3]	—	—	—	6.1
Impairment of cost-method investments [4]	1.7	—	1.7	—
Tax effect of adjustments [5]	—	(1.2)	—	0.3
Non-GAAP net income (loss) attributable to 3D Systems Corporation	$5.3	$16.7	$(1.7)	$50.8
Non-GAAP net income (loss) per share available to 3D Systems common stock holders - basic and diluted [6]	$0.05	$0.15	$(0.02)	$0.46

[1] For the quarter ended December 31, 2017, the adjustment included $0.1 in COGS and $15.0 in SG&A. For the quarter ended December 31, 2016, the adjustment included $0.1 in COGS and $12.6 in SG&A.
For the year ended December 31, 2017, the adjustment included $0.4 in COGS and $62.5 in SG&A. For the year ended December 31, 2016, the adjustment included $11.1 in COGS and $67.2 in SG&A.
[2] For the quarter ended December 31, 2017, the adjustment included ($1.4) in SG&A.
For the year ended December 31, 2017, the adjustment included ($0.3) in SG&A and $0.2 in interest and other expense, net. For the year ended December 31, 2016 the adjustment included $4.5 in SG&A.
[3] For the year ended December 31, 2016, the adjustment included $6.1 in R&D.
[4] The Company has minority investments of less than 20% ownership in enterprises that benefit from, or are powered by its technology portfolio. The value of each of these investments is assessed periodically, and impairment recorded when required. For the quarter and year ended December 31, 2017, the adjustment included $1.7 in interest and other expense, net. The Company excluded this amount as it is not related to on-going operations, and intends to exclude these impairment amounts from non-GAAP net income going forward. For the quarter and year ended December 31, 2016, the Company recorded a $1.2 impairment, but did not record an adjustment to non-GAAP net income.
[5] Tax effect for the quarter ended March 31, 2016 was calculated quarterly based on the Company's overall tax rate. Tax effect for each quarter ended after March 31, 2016 was calculated based on the Company's quarterly U.S. tax rate of 0%, which is due to valuation allowances in connection with GAAP net losses. The amount in the fourth quarter of 2016 also includes $1.2 related to an adjustment for a prior period.
[6] Denominator based on weighted average shares used in the GAAP EPS calculation.

Investor Contact:   Stacey Witten                                               Media Contact:  Greg Caldwell
                                 Email: investor.relations@3dsystems.com                              Email: press@3dsystems.com